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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, as amended) and related Joint Proxy Statement/Prospectus of Amgen Inc. for the registration of its common stock and to the incorporation by reference therein of our report dated January 22, 2002 with respect to the consolidated financial statements and schedule of Amgen Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP


Los Angeles, California
March 20, 2002